          THE UNIVERSAL INSTITUTIONAL FUND, INC. - HIGH YIELD PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2009 - JUNE 30, 2009

                                                                  AMOUNT OF   % OF    % OF
                                        OFFERING       TOTAL       SHARES   OFFERING  FUNDS
      SECURITY       PURCHASE/  SIZE OF PRICE OF     AMOUNT OF    PURCHASED PURCHASED TOTAL
     PURCHASED      TRADE DATE OFFERING  SHARES      OFFERING      BY FUND   BY FUND  ASSETS       BROKERS      PURCHASED FROM
------------------- ---------- -------- -------- ---------------- --------- --------- ------ ------------------ ---------------

 Teck Resources LTD  05/05/09     --    $94.654  $  1,060,000,000   280,000   0.02%    0.81% J.P. Morgan, Banc     JP Morgan
    10.250% due                                                                                of America
     5/15/2016                                                                                Securities LLC,
                                                                                             Citi, BMO Capital
                                                                                             Markets, Canadian
                                                                                              Imperial Bank of
                                                                                               Commerce, RBC
                                                                                              Capital Markets,
                                                                                               Mitsubishi UFJ
                                                                                                Securities,
                                                                                             Mizuho Securities
                                                                                               USA Inc., RBS,
                                                                                              Scotia Capital,
                                                                                               TD Securities

   Arcelormittal     05/13/09     --    $97.522  $  1,500,000,000   315,000   0.02%    0.52%  Citi, HSBC, J.P.     Citigroup
9.850% due 6/1/2019                                                                           Morgan, Deutsche
                                                                                              Bank Securities,
                                                                                              Goldman, Sachs &
                                                                                                Co., Morgan
                                                                                                  Stanley,
                                                                                             Santander, Scotia
                                                                                                  Capital

MGM Mirage 10.375%   05/14/09     --    $97.184  $ 650,000,000.00   185,000   0.02%    0.54%  Banc of America   Banc of America
   due 5/15/2014                                                                              Securities LLC,
                                                                                               RBS, Barclays
                                                                                             Capital, Wachovia
                                                                                              Securities, BNP
                                                                                             PARIBAS, Deutsche
                                                                                              Bank Securities,
                                                                                                Commerzbank
                                                                                                Corporates &
                                                                                               Markets, J.P.
                                                                                               Morgan, Morgan
                                                                                               Stanley, Daiwa
                                                                                                 Securities
                                                                                               America, Inc.,
                                                                                               UBS Investment
                                                                                                    Bank

 Harrahs Operating   05/27/09     --    $96.225  $1,375,000,000.00  250,000   0.01%    0.70%  Banc of America   Banc of America
 Escrow 11.25% due                                                                            LLC, Citi, J.P.
     6/1/2017                                                                                  Morgan, Credit
                                                                                              Suisse, Deutsche
                                                                                              Bank Securities,
                                                                                              Goldman, Sachs &
                                                                                                Co., Morgan
                                                                                                  Stanley